EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jinglan Dong, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-K of Fuhuiyuan International Holdings Limited for the year ended April 30, 2014 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Fuhuiyuan International Holdings Limited.

Dated: August 1, 2014

/s/ Jinglan Dong
Jinglan Dong
President, Chief Executive Officer, Chief Financial
Officer, Treasurer, Secretary and Director
(Principal Executive Officer, Principal Financial Officer
and Principal Accounting Officer)
Fuhuiyuan International Holdings Limited

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Fuhuiyuan International Holdings Limited and will be retained by Fuhuiyuan International Holdings Limited and furnished to the Securities and Exchange Commission or its staff upon request.